Exhibit 10.25

Attached hereto is a form of incentive stock option agreement by and among the Registrant and each of the below-named persons. The incentive stock option agreement by and among the Registrant and each of the below-named persons is substantially identical in all material respects to such form, except with respect to the details that are set forth below.

The number of shares and the exercise or purchase price of each of the awards listed in the table below is presented after giving effect to the business combination between Discovery Partners International, Inc. (“Discovery Partners”) and Infinity Pharmaceuticals, Inc. (“IPI”) in accordance with the terms of the Agreement and Plan of Merger among Discovery Partners, Darwin Corp, a wholly owned subsidiary of Discovery Partners (“Darwin Corp.”), and IPI dated as of April 11, 2006, pursuant to which IPI merged with and into Darwin Corp. and became a wholly owned subsidiary of Discovery Partners and Discovery Partners changed its name to Infinity Pharmaceuticals, Inc. In addition, the number of shares and the exercise or purchase price of each of the awards listed in the table below is presented after giving effect to the Registrant’s 1-for-4 reverse stock split, which became effective on September 12, 2006.

Date of Agreement	Name	Number of Shares Subject to Award	Exercise/ Purchase Price	Vesting
3/31/06	Steven Holtzman	28,704	$3.48	(1)

5/10/06	Julian Adams	24,558	$2.04	(2)

5/10/06	Julian Adams	24,558	$2.04	(3)

3/31/06	Julian Adams	331	$3.48	(4)

3/31/06	Julian Adams	27,628	$3.48	(1)

3/31/06	Adelene Perkins	22,102	$3.48	(1)

3/31/06	Adelene Perkins	331	$3.48	(4)

(1) Vests in monthly equal installments over four years, beginning as of February 1, 2006.

(2) Vests in monthly equal installments over six years, beginning as of January 31, 2005.

(3) Vests in monthly equal installments over four years, beginning as of January 31, 2006.

(4) Vests in monthly equal installments over one year, beginning as of February 1, 2006.

Infinity Pharmaceuticals, Inc.

Incentive Stock Option Agreement

Granted Under 2001 Stock Incentive Plan

1.	Grant of Option.

This agreement evidences the grant by Infinity Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on ________, 200_ (the “Grant Date”) to __________, an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2001 Stock Incentive Plan (the “Plan”), a total of _______ shares (the “Shares”) of common stock, $.0001 par value per share, of the Company (“Common Stock”) at $____ per Share. Unless earlier terminated, this option shall expire on __________ (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

(a) Vesting. Subject to Section 3 below, this option will become exercisable (“vest”) as to _______________ of the original number of Shares on ___________ and as to an additional ________________) of the original number of Shares on the first day of each successive month thereafter until fully vested on ____________. The shares subject to the portion of this option that are not yet exercisable are referred to herein as “Unvested Shares,” and the shares subject to the portion of this option that has become exercisable are referred to herein as “Vested Shares.” The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

(b) Early Exercise. Notwithstanding the vesting schedule set forth in paragraph (a), the Participant may elect to exercise this option as to the Unvested Shares (in addition to the Vested Shares) if simultaneously with such exercise the Participant enters into a Stock Restriction Agreement with the Company in the form attached hereto as Exhibit A (the “Stock Restriction Agreement”). The Stock Restriction Agreement provides that the Unvested Shares shall be subject to a right of repurchase (the “Purchase Option”) in favor of the Company in the event that the Participant ceases to be an employee of the Company, as that term is defined in the Plan.

3.	Exercise of Option.

(a) Form of Exercise. Subject to the procedures set forth in this Agreement, each election to exercise this option shall be in writing in the form attached to this Agreement as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in accordance with the terms of the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation. The rights provided in this paragraph are also subject to the limitations provided in paragraph (f) below.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (f) below, this option shall become immediately exercisable in full and shall be exercisable within the period of three years following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), but in no event after the Final Exercise Date (it being understood that the option must be exercised within the period of one year following the date of death or disability for the option to qualify is an incentive stock option).

(e) Exercise Period Upon Retirement. If the Participant retires prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (f) below, and such Participant has, at the time of such retirement, served as an employee of the Company for a period of ten years and has, at the time of cessation, reached the age of 55, then the right to exercise this option shall terminate three years after such cessation, but in no event after the Final Exercise Date (it being understood that the option must be exercised within the period of three months following the date of cessation in order for the option to qualify as an incentive stock option). In this circumstance, this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.

(f) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

4.	Right of First Refusal.

(a) If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b) For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all (but not less than all) of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for the Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c) If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(d) After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Offered Shares.

(e) The following transactions shall be exempt from the provisions of this Section 4:

(1) any transfer of Shares to or for the benefit of any spouse, domestic partner sharing the Participant’s household, sibling, child or grandchild of the Participant, or to a trust for their benefit;

(2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3) the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(f) The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

(g) The provisions of this Section 4 shall terminate upon the earlier of the following events:

(1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2) the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Common Stock immediately prior to such transaction beneficially own, directly or indirectly, more than 75% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(h) The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

5.	Agreement in Connection with Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

6.	Legends on Stock Certificates.

All stock certificates representing Shares issued to the Participant upon exercise of this option shall have affixed thereto legends substantially in the following forms, in addition to any other legends required by applicable federal or state law:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required.”

“The shares of stock represented by this certificate are subject to certain restrictions on transfer contained in a Stock Option Agreement, a copy of which will be furnished upon request by the issuer.”

7.	Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

8.	Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

9.	Disqualifying Disposition.

If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

10.	Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

INFINITY PHARMACEUTICALS, INC.

Dated:	By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2001 Stock Incentive Plan.

PARTICIPANT:

Address: